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                                                                Exhibit 10.18

                        BURNHAM PACIFIC PROPERTIES, INC.
                            PHANTOM SHARES AGREEMENT

                           Dated as of August 1, 1999


         Burnham Pacific Properties, Inc., a corporation organized under the laws of Maryland (the "Company"), hereby awards to Scott C. Verges (the "Participant"), as of August 1, 1999, a Phantom Shares Award (the "Award"), to provide him with a long term incentive to remain with the Company and to further align his interests with the interests of the Company's stockholders, covering the right to receive 30,000 Phantom Shares, subject to the terms and conditions set forth below.

1. AWARD SUBJECT TO ACCEPTANCE OF AGREEMENT. The Award shall not be valid and binding unless the Participant accepts this Agreement by executing it in the space provided below and returning such original execution copy to the Company.

2. VESTING OF AWARD. Except as set forth in Section 3 of this Agreement, and subject to the discretion of the Board of Directors or its Compensation Committee (the "Committee") to accelerate the vesting schedule hereunder, this Award shall be vested and nonforfeitable with respect to the following number of Phantom Shares on the dates indicated:



        Number of Phantom Shares
           Subject to Vesting                     Date Restrictions Lapse
---------------------------------------- -----------------------------------------
3,000                                                 August 1, 2000
---------------------------------------- -----------------------------------------
3,000                                                 August 1, 2001
---------------------------------------- -----------------------------------------
3,000                                                 August 1, 2002
---------------------------------------- -----------------------------------------
3,000                                                 August 1, 2003
---------------------------------------- -----------------------------------------
3,000                                                 August 1, 2004
---------------------------------------- -----------------------------------------
3,000                                                 August 1, 2005
---------------------------------------- -----------------------------------------
3,000                                                 August 1, 2006
---------------------------------------- -----------------------------------------
3,000                                                 August 1, 2007
---------------------------------------- -----------------------------------------
3,000                                                 August 1, 2008
---------------------------------------- -----------------------------------------
3,000                                                 August 1, 2009
---------------------------------------- -----------------------------------------


3.       a.       TERMINATION OF EMPLOYMENT. If the Participant's employment by the Company or any of its subsidiaries or affiliates (an
                  "Affiliate") is terminated for any reason prior to one or more of the dates on which the restrictions lapse as set



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                  forth above, the Participant shall forfeit all Phantom Shares which have not yet vested, except as provided in (b) or (c) below. The Committee's determination of the reason for termination of the Participant's employment shall be conclusive and binding on the Participant and his legal representatives and legatees.

         b. TERMINATION DUE TO DEATH. If the Participant's employment terminates by reason of death prior to the dates the restrictions lapse as set forth above, the Participant's estate shall become fully vested in all the Phantom Shares.

         c. TERMINATION DUE TO DISABILITY. If the Participant's employment terminates by reason of disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code")) prior to the dates the restrictions lapse as set forth above, the Participant shall become fully vested in all the Phantom Shares.

         d. CHANGE OF CONTROL. Notwithstanding any other provision hereof to the contrary, the Participant shall become fully vested in all the Phantom Shares upon the occurrence of a Change of Control of the Company. For purposes of this Agreement, a "Change of Control" shall mean the occurrence of any one of the following events:

                                    (i) any "person," as such term is used in
                           Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Act") (other than the Company, any of its subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its subsidiaries), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of either
                           (A) the combined voting power of the Company's then outstanding securities having the right to vote in an election of the Company's Board of Directors ("Voting Securities") or (B) the then outstanding shares of the Company's common stock, $.01 par value per share ("Common Stock") (in either case other than as a result of an acquisition of securities directly from the Company); or

                                    (ii) persons who, as of June 19, 1999,
                           constitute the Company's Board of Directors (the "Incumbent Directors") cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to June 19, 1999 shall be considered an Incumbent Director if such person's election was approved by or such person was nominated for election by a vote of at least a majority of the Incumbent Directors; but provided further, that any such person whose initial assumption of office

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                           is in connection with an actual or threatened
                           election contest relating to the election of members of the Board of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; or

                                    (iii) the stockholders of the Company shall
                           approve (A) any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate fifty percent (50%) or more of the voting shares of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) any plan or proposal for the liquidation or dissolution of the Company.

                  Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Common Stock or other Voting Securities outstanding, increases the proportionate number of shares beneficially owned by any person to thirty percent (30%) or more of either (A) the combined voting power of all then outstanding Voting Securities or (B) PROVIDED, HOWEVER, that if any person referred to in this sentence shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Company) and immediately thereafter beneficially owns thirty percent (30%) or more of Voting Securities or Common Stock, then a "Change of Control" shall be deemed to have occurred for purposes of the foregoing clause (i).

4. REDEMPTION OF PHANTOM SHARES. Upon any portion of the Participant's Phantom Shares becoming vested, the Company shall redeem all, but not less than all, such vested Phantom Shares at a price for each Phantom Share equal to the "Fair Market Value" (as defined in Section 3(c) of the Burnham Pacific Properties, Inc. Stock Option and Incentive Plan) of one share of Common Stock determined as of such vesting date. Any payment to be made pursuant to this Section 4 shall be made in cash in a lump sum with ten (10) days of the vesting date.

5.       ADDITIONAL TERMS AND CONDITIONS OF AWARD.

         a. NATURE OF PHANTOM SHARES. The Phantom Shares granted under this Agreement shall be used solely as a device for the measurement and determination of

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                  certain amounts to be paid to the Participant as provided
                  herein. Phantom Shares shall not constitute or be treated as property or as a trust fund of any kind or as Common Stock, stock options or other form of equity or security for any purpose. The Participant shall have only those rights set forth in this Agreement with respect to Phantom Shares credited to the Participant and shall have no rights as a shareholder of the Company by virtue of having been granted Phantom Shares. Any benefits which become payable hereunder shall be paid from the general assets of the Company. Notwithstanding the foregoing, prior to redemption, the Participant shall be entitled to receive in cash amounts equivalent to the amounts paid as actual cash dividends with respect to a number of shares of Common Stock equal to the number of the Participant's Phantom Shares.

         b. DECISIONS OF COMMITTEE. The Committee shall have the right to resolve all questions which may arise in connection with the Award, the lapse of the restrictions or this Agreement. Any interpretation, determination or other action made or taken by the Committee regarding this Agreement shall be final, binding and conclusive.

         c. CHANGE IN CAPITAL STRUCTURE. The terms of this Phantom Shares Award shall be adjusted as the Committee determines is equitably required in the event the Company effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or other similar changes in capitalization.

6. TAX WITHHOLDING. The Participant shall, not later than the date as of which the vesting of this Award becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Committee for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event.

7.       MISCELLANEOUS PROVISIONS.

         a. SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Participant, acquire any rights hereunder in accordance with this Agreement.

         b. NOTICES. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to the Corporate Secretary of the Company at the Company's principal executive office, and if to the Participant, to his or her address on the books of the Company (or to such other address as the Company or the Participant may give to the other for purposes of notice hereunder).

                  All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery to the party entitled

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                  thereto, (b) by facsimile with confirmation of receipt, (c) by mailing in the United States mail to the last known address of the party entitled thereto or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication in not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

         c. GOVERNING LAW. This Agreement and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the laws of the United States, shall be governed by the laws of the State of Maryland and construed in accordance therewith without giving effect to principles of conflicts of laws.

         d. COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

         e. FORCE AND EFFECT. The various provisions of this Agreement are severable in their entirety. Any determination of invalidity or unenforceability of any one provision shall have no effect on the continuing force and effect of the remaining provisions.

         f. FURTHER ASSURANCES. The Company and the Participant shall execute and deliver such further instruments and take such additional action as each party may reasonably request to effect, consummate, confirm or evidence the grant of the Award to the Participant, and they shall each execute such documents as may be reasonably necessary to assist each other in preserving or perfecting their respective rights in the Award.

         g. NO RIGHT TO CONTINUED EMPLOYMENT. This Award does not confer upon the Participant any right to continue in the employ of the Company or an Affiliate, nor shall it interfere in any way with the right of the Company or an Affiliate to terminate such employment at any time.



                                    BURNHAM PACIFIC PROPERTIES, INC.



                                    By:    /s/ J. DAVID MARTIN
                                           -------------------------------------
                                    Title: President and Chief Executive Officer



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Accepted this 1st day of August, 1999.



/s/ SCOTT C. VERGES
-------------------
Scott C. Verges




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